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                                                                   Exhibit 10.33


                        [LETTERHEAD OF FLEET CAPITAL]



December 11, 1998

Mr. Frederick M. Friedman
TDA Industries, Inc.
122 East 42nd Street
New York, New York  10168



Dear Fred,

Reference is made to the Loan and Security Agreement (as amended from time to time, the "Loan Agreement") dated December 23, 1994, by and between Eagle Supply, Inc., ("Borrower"), and Fleet Capital Corp. ("Lender") formerly known as Barclays Business Credit, Inc. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement unless indicated otherwise.

Borrower has requested that Lender agree to modify certain provisions of the Loan Agreement. Lender has agreed to grant Borrower's request on the terms and conditions set forth below.

In consideration of the mutual benefits to be derived hereby, Borrower and Lender hereby agree as follows:

(1)  Section 4.1 TERM OF AGREEMENT. Is amended and restated as follows:

     Subject to Lender's right to cease making Loan's to Borrower upon or after the occurrence of any Default or Event of Default, this Agreement shall be in effect from the date hereof through and including October 22, 2003 (the "Original Term"), and this Agreement shall automatically renew for one (1) year periods thereafter (the "Renewal Terms"), unless (a) the party which elects not to renew this Agreement gives at least one hundred and eighty (180) days written notice thereof to the other party prior to the expiration of the Original Term (or the then current Renewal Term, as the case may be) or (b) this Agreement shall be sooner terminated as provided in Section 4.2 hereof.

Except as expressly set forth herein, all terms and conditions of the Loan Agreement shall remain in full force and effect without amendment, modification or limitation of any kind.


Sincerely,


/s/ Kim Brian Bushey
------------------------
Kim Brian Bushey
Vice President



Accepted and Agreed:
Eagle Supply, Inc.

By:    /s/ [Illegible]
Title: [Illegible]